Exhibit 10.4

2022 AMENDMENT

PLUMAS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

FOR Jeffery Moore

WHEREAS, Plumas Bank (hereinafter referred to as “Bank”) established the Plumas Bank Supplemental Executive Retirement Agreement (hereinafter referred to as “Agreement”) for a select group of Bank employees representing a select group of management or highly compensated employees with an effective date of April 1, 2020 and

WHEREAS, the Agreement provides for the participation of Jeff Moore (hereinafter referred to as "Executive"); and

WHEREAS, the Agreement provides certain benefits to the Executive, or the Executive Executive's beneficiary (ies) as applicable, in the form of a supplemental retirement benefit payment which shall occur upon certain events provided for within the Agreement and pursuant to the Executive’s participation in the Agreement; and

WHEREAS, the Bank and the Executive now wish to amend the Agreement by increasing the “Amount of Benefit” provided for within Table A of the Agreement which is in line with the desires of the Bank, the Executive and the associated Bank's Board of Directors; and

WHEREAS, Article 9, Amendments and Termination, subsection 8.1, Amendments, of the Agreement document provides for the modification of the Agreement through the execution of an amendment by the Bank and the Executive; and

WHEREAS, it is the intent of the Bank and the Executive to amend the Agreement pursuant to the authority granted in Article 9 of the Agreement and evidenced by the Bank and Executive’s execution below.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which shall not be questioned, the Bank and the Executive do hereby amend the Agreement as follows:

1)         Table A, Retirement Benefit, “Annual benefit equal to $65,000 per year (“Annual Benefit”)” within column titled Amount of Benefit, is deleted in its entirety, and replaced with the following:

“Annual Benefit equal to $80,000 per year (“Annual Benefit”).”

2)         All other provisions of the Agreement shall remain in full force and in effect as presently written.

IN WITNESS WHEREOF, the Bank and the Executive have acknowledged they have carefully read this 2022 Amendment and has executed an original on this the 1st day of February 2022, to be immediately effective upon the execution herein below.

Plumas Bank

By: /s/ Andrew Ryback

Andrew Ryback, President and Chief Executive Officer

Date: 2/1/2022

Jeffery Moore

By: /s/ Jeffery Moore

Title: Title: Executive Vice President and Chief Credit Officer

Date: 2/1/2022